Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen Investment Trust III

811-09037


We hereby incorporate by reference a new Sub-
Advisory Agreement for the above-referenced trust, filed as Exhibit d.4 in a 485 B POS filing on May 9, 2011, accession number 0001193125-11-131804.